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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    Form 8-K
                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                ---------------

         Date of Report (Date of Earliest Event Reported):  May 12, 1998


                           GulfMark Offshore, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                                     Delaware
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                 (State or Other Jurisdiction of Incorporation)


          000-22853                                  76-0526032
   -------------------------                   ----------------------
  (Commission File Number)               (I.R.S. Employer Identification No.)


   5 Post Oak Park, Suite 1170, Houston, Texas                     77027
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   (Address of Principal Executive Offices)                       (Zip Code)


                                   (713)963-9522
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              (Registrant's Telephone Number, Including Area Code)


                                          N/A
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





                     (Exhibit Index Located on Page 3)


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ITEM 5.    OTHER EVENTS
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     On May 12, 1998, GulfMark Offshore, Inc. announced it will offer to sell
$130 million principal amount of Senior Notes due 2008. Closing is expected to occur in June 1998. Net proceeds to the Company after costs of the transaction will be used to repay in full all indebtedness of the Company under its existing credit facilities, and to the extent net proceeds are available, for general corporate purposes, including a portion of the capital expenditures associated with vessels currently under construction. In conjunction with the sale of the Senior Notes, the Company will obtain a new credit facility from its banks. The Senior Notes will be issued pursuant to a 144A private placement. The Senior Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Additional information is included in the Company's press release dated May 12, 1998, which is attached hereto as Exhibit 99.1

(b)   Exhibits.

Exhibit No.                   Description
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 99.1             Press Release dated May 12, 1998



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              GulfMark Offshore, Inc.


Date: May 12, 1998                            By: /s/ Frank R. Pierce
                                              -------------------------
                                              Executive Vice President













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                               EXHIBIT INDEX

Exhibit No.                   Description
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99.1              Press Release dated May 12, 1998













































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